SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 7, 2006

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-31275	59-3635262
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

855 Dunbar Avenue

Oldsmar, FL 34677

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (727) 548-8345

Copies to:

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 7, 2006, Thaddeus J. Shalek resigned a Chief Executive and Financial Officer and member of the Board of Directors of Vertical Health Solutions, Inc. (the “Company”).

On July 7, 2006, Stephen M. Watters was appointed as Chief Executive and Financial Officer of the Company. Mr. Watters has served as a director of the Company since it’s inception and served as Chief Executive Officer of the Company from inception through January 4, 2006. Mr. Watters also served as our Chief Financial Officer from August 2002 through October 2004. Prior to working with us, Mr. Watters was the Co-founder, Chief Executive Officer and President, of Drugmax, Inc., from September 1998 until August 2000. DrugMax is a publicly-held company operating as a wholesaler and retailer of pharmaceuticals, over-the counter drugs, health and beauty care products and private label dietary supplements. From September through November 1998, Mr. Watters served as Vice President of Finance of Dynamic Health Products, Inc., a publicly-held nutraceutical products company. Prior to that, he worked in the investment banking and brokerage businesses from April 1992 to September 1998. He received his Executive Masters of Business Administration degree from Case Western Reserve University in 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

By:	/s/ STEPHEN M. WATTERS
Stephen Watters, Chief Executive Officer and Chief Financial Officer

Dated: July 12, 2006